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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 1, 1999, relating to the financial statements of Abacus Direct Corporation for the year ended December 31, 1998, which appears in the Form 8-K/A of DoubleClick, Inc. dated November 23, 1999.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Broomfield, Colorado
January 13, 2000